As filed with the Securities and Exchange Commission on April 17, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

          Bermuda                                               13-3867424
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

    -----------------------------------------------------------------------
                        Loral Space & Communications Ltd.
                             2000 Stock Option Plan
                            (Full title of the plan)
    -----------------------------------------------------------------------

                                 Avi Katz, Esq.
                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

    -----------------------------------------------------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
    -----------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
======================= ================== ==================== ===================== ====================
                                             Proposed maximum     Proposed maximum
  Title of securities      Amount to be       offering price     aggregate offering        Amount of
    to be registered      registered (1)       per share (2)          price (2)         registration fee
----------------------- ------------------ -------------------- --------------------- --------------------
Common Shares, $0.01
par value per share         27,000,000         $1.34                $36,180,000          $9,045
======================= ================== ==================== ===================== ====================

(1)  This Registration Statement covers 27,000,000 shares authorized to be offered and sold pursuant to the
     Loral Space & Communications Ltd. 2000 Stock Option Plan (the "Plan"). In addition, this Registration
     Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the
     Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the Common Shares as reported by the New York Stock Exchange on April 9, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Ltd., a Bermuda company (the "Company"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Current Reports on Form 8-K, filed on January 22, 2001 and February 22, 2001, respectively, pursuant to the Exchange Act; and

     (c) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 10, File No. 1-14180, as amended by Amendment Nos. 1, 2 and 3 filed on January 24, 1996, March 12, 1996, March 27, 1996 and April 12, 1996, respectively, pursuant to the Exchange Act (the "Form 10").

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein)

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock to be registered herein is being passed upon by Appleby, Spurling & Kempe.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. The Company has provided in its Bye-Laws that its directors and officers will be indemnified and held harmless against any expenses, judgments, fines, settlements and other amounts incurred by reason of any act or omission in the discharge of their duty, other than in the case of fraud or dishonesty.

     Bermuda law and the Bye-Laws of the Company also permit the Company to purchase insurance for the benefit of its directors and officers against any liability incurred by them for failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

     The Company has entered into indemnification agreements with its officers and directors. To the extent permitted by law, the indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

     The Registrant maintains a directors' and officers' liability insurance policy.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
-----------

     4 Rights Agreement dated March 27, 1996 between the Company and the Bank of New York, Rights Agent (incorporated by reference to the Form 10).

     5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Appleby Spurling & Kempe (contained in Exhibit 5).

     24   Powers of Attorney (reference is made to the signature page herein).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of April, 2001.

                                        LORAL SPACE & COMMUNICATIONS LTD.



                                        By: /s/ Avi Katz
                                            ------------------------------
                                            Avi Katz
                                            Vice President, General
                                            Counsel and Secretary

     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Avi Katz, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                Title                       Date
/s/ Bernard L. Schwartz           Chairman of the Board and Chief Executive     April 17, 2001
-----------------------------     Officer (principal executive officer)
Bernard L. Schwartz

/s/ Howard Gittis                 Director                                      April 17, 2001
-----------------------------
Howard Gittis

/s/ Robert B. Hodes               Director                                      April 17, 2001
-----------------------------
Robert B. Hodes

/s/ Gershon Kekst                 Director                                      April 17, 2001
-----------------------------
Gershon Kekst

/s/ Charles Lazarus               Director                                      April 17, 2001
-----------------------------
Charles Lazarus

/s/ Malvin A. Ruderman            Director                                      April 17, 2001
-----------------------------
Malvin A. Ruderman

/s/ E. Donald Shapiro             Director                                      April 17, 2001
-----------------------------
E. Donald Shapiro

/s/ Arthur L. Simon               Director                                      April 17, 2001
-----------------------------
Arthur L. Simon

/s/ Daniel Yankelovich            Director                                      April 17, 2001
-----------------------------
Daniel Yankelovich
                                                                                April 17, 2001
/s/ Richard J. Townsend           Senior Vice President and Chief Financial
-----------------------------     Officer (principal financial officer)
Richard J. Townsend
                                                                                April 17, 2001
/s/ Harvey Rein                   Vice President and Controller (principal
-----------------------------     accounting officer)
Harvey Rein

                                INDEX TO EXHIBITS

Exhibit No.
--------------------------------------------------------------------------------

     5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Appleby Spurling & Kempe (contained in Exhibit 5).

     24   Powers of Attorney (included on signature page).